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                                                                      EXHIBIT 11

                         REGENCY HEALTH SERVICES, INC.

                  SCHEDULE COMPUTING NET INCOME PER COMMON SHARE

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                                                                                        FOR SIX MONTHS ENDED
                                                        YEAR ENDED JUNE 30,                 DECEMBER 31,
                                                ------------------------------------   -----------------------
                                                   1991         1992         1993         1992         1993
                                                ----------   ----------   ----------   ----------   ----------
PRIMARY NET INCOME:
  Net Income..................................  $1,824,176   $3,246,314   $5,444,683   $2,589,000   $3,839,000
  Add -- interest expense related to notes
     payable, net of applicable income tax....     163,200       72,000           --           --           --
                                                ----------   ----------   ----------   ----------   ----------
PRIMARY ADJUSTED NET INCOME...................  $1,987,376   $3,318,314   $5,444,683   $2,589,000   $3,839,000
                                                ----------   ----------   ----------   ----------   ----------
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FULLY DILUTED NET INCOME:
  Primary adjusted net income.................  $1,987,376   $3,318,314   $5,444,683   $2,589,000   $3,839,000
  Add -- interest and amortization expense
     related to Convertible Debentures, net of
     applicable income tax....................          --           --      557,000           --    1,041,000
                                                ----------   ----------   ----------   ----------   ----------
FULLY DILUTED ADJUSTED NET INCOME.............  $1,987,376   $3,318,314   $6,001,683   $2,589,000   $4,880,000
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WEIGHTED AVERAGE NUMBER OF SHARES:
  Common and common equivalent shares.........   1,105,322    1,105,322    1,290,624    1,108,092    1,256,114
  Conversion of preferred stock...............   1,506,684    1,506,684    1,506,684    1,506,684    1,506,684
  Conversion of note payable..................     529,510      529,510      529,510      529,510      529,510
  Shares issued in connection with Hallmark
     acquisition..............................          --      541,206    1,092,378    1,092,378    1,092,378
  Issuance of common stock in Initial Public
     Offering.................................          --           --    2,358,334    2,500,251    2,528,634
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TOTAL SHARES IN COMPUTING PRIMARY INCOME PER
  SHARE.......................................   3,141,516    3,682,722    6,777,530    6,736,915    6,913,320
                                                ----------   ----------   ----------   ----------   ----------
  Convertible Debentures......................          --           --    1,010,101           --    4,040,404
                                                ----------   ----------   ----------   ----------   ----------
TOTAL SHARES IN COMPUTING FULLY DILUTED INCOME
  PER SHARE...................................   3,141,516    3,682,722    7,787,631    6,736,915   10,953,724
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INCOME PER SHARE:
  Primary.....................................  $     0.63   $     0.90   $     0.80   $     0.38   $     0.56
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  Fully Diluted...............................  $     0.63   $     0.90   $     0.77   $     0.38   $     0.45
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